j2 Global®

Investor Presentation

(Based on First Quarter 2012 Results)
May 3, 2012

Cloud Services for Business

j2 eFax® eVoice® FuseMail® campaigner™ KeepItSafe® onebox®

Safe Harbor for Forward-Looking Statements

Certain statements in this presentation constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, particularly those contained in the "2012 Guidance" slides. These forward-looking statements are based on management's current expectations or beliefs as of May 3, 2012 and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements. Readers should carefully review the risk factors described in this presentation.

Such forward-looking statements address the following subjects, among others:

- Future operating results
- Ability to integrate and recognize synergies from acquired businesses
- Subscriber growth, retention, usage levels and average revenue per user
- Cloud service growth and continued demand for fax services
- International growth
- New products, services, features and technologies
- Corporate spending
- Intellectual property
- Liquidity
- Network capacity, coverage, reliability and security
- Regulatory developments
- Taxes

All information in this presentation speaks as of May 3, 2012 and any distribution of this presentation after that date is not intended and will not be construed as updating or confirming such information.

Risk Factors

The following factors, among others, could cause our business, prospects, financial condition, operating results and cash flows to be materially adversely affected:

- Inability to sustain growth or profitability, particularly in light of an uncertain U.S. and worldwide economy and the related impact on customer acquisition, retention and usage levels and credit and debit card payment declines
- Inability to maintain and increase our customer base and average revenue per user
- Inability to successfully integrate and realize anticipated synergies from newly acquired businesses
- Inability to continue to expand our business and operations internationally
- New or unanticipated costs or tax liabilities, including those relating to federal and state income tax and indirect taxes, such as sales, value added and telecom taxes
- Inability to maintain required network of contracts on acceptable terms with financially stable telecom, co-location and other critical vendors
- Inability to manage certain risks inherent to our business, such as fraudulent activity, system failure or a security breach
- Competition from other similar providers with regard to price, service and functionality
- Inability to obtain telephone numbers in sufficient quantities on acceptable terms and in desired locations
- Enactment of burdensome telecommunications, Internet, or other regulations, or being subjected to existing regulations
- Reduced use of fax services due to increased use of email, scanning or widespread adoption of digital signatures or otherwise
- Inability to adapt to technological change and diversify our service offerings and related revenues at acceptable levels of return-on-investment
- Inadequate intellectual property protection, expiration of key patents or violations of third party intellectual property rights
- Loss of services of executive officers and other key employees
- Other factors set forth in our Annual Report on Form 10-K filed by us on February 28, 2012 with the Securities and Exchange Commission ("SEC") and the other reports we file from time-to-time with the SEC

Financial Highlights

Q1 2012 GAAP & Non-GAAP Results

	Q1 2012 GAAP		Q1 2012 Non-GAAP	
	$	Margin	$	Margin
Revenues	$86.7M		$86.7M	
Gross Profit/Margin (1)	$70.8M	81.7%	$71.0M	82.0%
Operating Profit/Margin (1)	$37.6M	43.4%	$40.1M	46.3%
EPS (1)	$0.60/Share		$0.64/Share	
Free Cash Flow (2)			$38.1M	
Cash and Investments	$193.3M			

(1) Non-GAAP earnings per diluted share excludes share-based compensation and related payroll taxes, and certain transition-related costs, in each case net of tax. See slide 17 for a reconciliation to GAAP.

(2) See slide 16 for computation and reconciliation of free cash flow. Free cash flow is defined as net cash from operating activities, less purchases of property, plant and equipment, plus excess tax benefit (deficiency) from share-based compensation. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

j2 Update

Strong DID-Based Business

- Improving Year-over-Year Cancel Rate
- Cancel Rate at Historical Low



Cancel Rate (1)
3.50%
3.25%
3.00%
2.75%
2.50%
2.25%
2.00%
Q1
Q2
Q3
Q4
2009
2010
2011
2012

Fax Usage & Number of DIDs



Indexed Fax Pages per DID per month (2)
2 Year Growth
10%
26%
200
150
100
50
0
100.0
131.9
102.6
144.8
109.5
165.9
2009
2010
2011
Total j2 Fax
j2 Corporate Fax
Fax DIDs (in thousands)
2 Year Growth
59%
72%
2,000
1,500
1,000
500
0
1,083.3
323.1
1,634.4
484.1
1,723.7
554.9
2009
2010
2011

(1) Cancel Rate is defined as cancels related to individual customer DIDs with greater than 4 months of continuous service (continuous service includes customer DIDs which are administratively canceled and reactivated within the same calendar month) and DIDs related to enterprise customers beginning with their first day of service, calculated monthly and expressed here as an average over the three months of the quarter.

(2) Indexed Fax Pages Relative to 2009 j2 Global™ Fax

Diversifying Revenue

- Diverse revenue mix by source, service & geography
- Fax usage increasing – Pages per DID per Month have increased annually across business segments
- Demand for Fax DIDs continue to grow

Revenue Breakdown - Q1 2012


CRM 1%
Backup 1%
100%
80%
60%
40%
20%
0%
Subscriber (Variable) 17%
Subscriber (Fixed) 83%
Email 5%
Voice 14%
Fax 79%
Source
Service Type

zintel numberstore LandslideCRM Offsite Backup Solutions

j2 eFax eVoice FuseMail campaigner KeepItSafe onebox

Global Customer Footprint

Local Service in 49 Countries and 6 Continents



Vancouver
Ottawa
Boston
Santa Barbara
Los Angeles
San Diego
Dublin
Galway
Tokyo
Hong Kong
Sydney

Total 627 Employee Base

- 363 in the United States
- 179 in Canada
- 59 in Ireland
- 21 in Australia
- 4 in Japan
- 1 in Hong Kong

- ★ Corporate Headquarters
- ■ Office Locations
- ■ Customer Footprint

Invest in Cross-Sell & Up-Sell: Database Marketing


Fax
CRM
Voice
Unified Communications
Email Hosting
Email Marketing
Online Backup

- Launched Successful Cross-Sell Test in March 2011
- Increasing R&D Spend for People and Systems
- Strong and Improving Cross-Sell Results
  - Sold 18k Seats
  - $2.7M in Media Value
  - j2.com Cross-Sell Sites/443K visits/4.6K Signups Since Launch
  - Added Dedicated j2.com Cloud Services for Enterprise
  - 4,824 signup in Q1 2012 +18% vs. prior quarter

2012 Guidance

2012 Guidance - Reaffirming

	Guidance
Revenues	**$345M - $365M**
Non-GAAP EPS (1)	**~ equal to 2011**

(1) Non-GAAP earnings per diluted share excludes share-based compensation and related payroll taxes, net of tax.

Quarterly Dividend

Timing

- Record Date – May 16th
- Payment Date - May 30th

Payment Amount

- $0.215 Per Share
- Represents ~ 30% of Quarterly Non-GAAP Earnings
- ~ $10M of Cash Paid Quarterly

Designed Not to Impact Operational or M&A Activities

Supplemental Information

Metrics

		2010 Q1	2010 Q2	2010 Q3	2010 Q4	2011 Q1	2011 Q2	2011 Q3	2011 Q4	2012 Q1
Total GAAP Revenues [1]	(in Thousands)	$60,280	$61,311	$62,778	$71,025	$73,384	$85,676	$86,026	$85,072	$86,652
Adjustment	(in Thousands)	$0	$0	$0	$0	$10,326	$0	$0	$0	$0
Total Non GAAP Revenues	(in Thousands)	$60,280	$61,311	$62,778	$71,025	$83,710	$85,676	$86,026	$85,072	$86,652
Fixed Subscriber Revenues	(in Thousands)	$48,869	$49,467	$50,268	$56,871	$67,801	$69,222	$70,364	$69,513	$70,227
Variable Subscriber Revenues	(in Thousands)	10,678	11,093	11,798	13,448	15,393	16,076	15,257	14,652	14,598
Subscriber Revenues	(in Thousands)	$59,547	$60,559	$62,066	$70,319	$83,194	$85,298	$85,622	$84,165	$84,825
Other Revenues	(in Thousands)	733	751	712	706	516	378	405	907	1,827
Total Revenues	(in Thousands)	$60,280	$61,311	$62,778	$71,025	$83,710	$85,676	$86,026	$85,072	$86,652
DID - Based Revenues	(in Thousands)	$57,435	$58,201	$59,585	$66,804	$77,432	$79,544	$79,856	$78,398	$78,561
Non-DID Revenues	(in Thousands)	2,845	3,110	3,193	4,221	6,278	6,132	6,171	6,674	8,091
Total Revenues	(in Thousands)	$60,280	$61,311	$62,778	$71,025	$83,710	$85,676	$86,026	$85,072	$86,652
Subscriber Revenues/Total Revenues		98.8%	98.8%	98.9%	99.0%	99.4%	99.6%	99.5%	98.9%	97.9%
DID - Based/Total Revenues		95.3%	94.9%	94.9%	94.1%	92.5%	92.8%	92.8%	92.2%	90.7%
% Fixed Subscriber Revenues		82.1%	81.7%	81.0%	80.9%	81.5%	81.2%	82.2%	82.6%	82.8%
% Variable Subscriber Revenues		17.9%	18.3%	19.0%	19.1%	18.5%	18.8%	17.8%	17.4%	17.2%
Paid DIDs [2]		1,314,857	1,334,555	1,410,973	1,905,137	1,929,540	1,960,698	1,993,556	2,002,892	2,025,199
Average Monthly Revenue/DID [3]		$14.40	$14.37	$14.21	$13.22	$13.30	$13.49	$13.27	$12.91	$12.85
Cancel Rate [4]		2.8%	2.6%	2.6%	2.7%	2.6%	2.4%	2.5%	2.6%	2.4%
Cash & Investment	(millions)	$264.4	$264.9	$272.3	$87.0	$126.7	$171.7	$193.8	$220.9	$193.3
Free Cash Flow [5]	(millions)	$34.2	$26.4	$26.7	$21.6	$38.2	$42.0	$37.2	$40.1	$38.1

[1] In Q1 2011, the Company made a change in the estimate regarding its remaining service obligations to its annual eFax® subscribers. As a result of system upgrades, the Company is now basing the estimate on the actual service obligations to these customers. As a result of this change, the Company recorded a one-time, non-cash, increase to deferred revenues of $10.3M with an equal offset to revenues.
[2] Paid DIDs reflect reserves for: anticipated product migration and/or price increase and a non-recurring adjustment for data clean up.
[3] Quarterly ARPU is calculated using our standard convention of applying the average of the quarter's beginning and ending base to the total revenue of the quarter.
[4] Cancel Rate is defined as cancels related to individual customer DIDs with greater than 4 months of continuous service (continuous service includes customer DIDs which are administratively canceled and reactivated within the same calendar month), and DIDs related to enterprise customers beginning with their first day of service. Calculated monthly and expressed here as an average over the three months of the quarter.
[5] Free cash flow is net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefits (deficiency) from share based compensation.
In addition, the amount shown for Q2 2010 excludes the impact of a $14.2 million settlement payment to the IRS during the quarter which settled all transfer pricing issues for tax years 2004 through 2008 and was fully accrued for in prior periods. See slide 19 for computation of free cash flow.

Computation of Free Cash Flow ($ in millions)

	Q1 '10	Q2 '10	Q3 '10	Q4 '10	Q1 '11	Q2 '11	Q3 '11	Q4 '11	Q1 '12
Net cash provided by operating activities	$34.688	$12.317	$27.147	$22.233	$38.153	$42.398	$28.682	$41.515	$38.942
Less: Purchases of property and equipment	($0.086)	($0.495)	($0.692)	($0.569)	($0.625)	($1.860)	($2.590)	($1.769)	($1.159)
Add: Excess tax (deficiency) benefit from share-based compensation	($0.406)	$0.374	$0.196	($0.102)	$0.679	$1.443	$11.124	$0.315	$0.286
Add: IRS settlement		$14.223							
Free cash flows [1]	$34.196	$26.419	$26.651	$21.562	$38.207	$41.981	$37.216	$40.061	$38.069

(1) Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefit (deficiency) from share based compensation. In addition, the amount shown for Q2 2010 excludes the impact of a $14.2 million payment to the IRS during the quarter, which settled all transfer pricing issues for tax years 2004 through 2008 and was fully accrued for in prior periods. FY 2011 were impacted by approximately $2.0 million, of transition related costs, net of taxes compared to FY 2010 of $3.4 million. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

Reconciliation GAAP to Non-GAAP

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2012 AND 2011
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED MARCH 31, 2012				THREE MONTHS ENDED MARCH 31, 2011					
	GAAP	(2) Share-based Compensation	(3) Acquisition and Exit Costs	Non-GAAP	GAAP	(1) Change in Estimate of Deferred Revenue	(2) Share-based Compensation	(3) Acquisition and Exit Costs	(4) Uncertain Tax Position	Non-GAAP
Revenues:										
Subscriber	$ 84,825	—	—	$ 84,825	$ 72,868	$ 10,325	—	—	—	$ 83,193
Cost of revenues	15,864	(242)	(6)	15,616	15,792	—	(250)	(321)	—	15,221
Operating expenses:										
Sales and marketing	14,860	(375)	(90)	14,395	15,511	—	(354)	(740)	—	14,417
Research, development and engineering	4,489	(116)	(5)	4,368	4,772	—	(152)	(635)	—	3,985
General and administrative	13,829	(1,630)	(48)	12,151	14,242	—	(1,497)	(815)	—	11,930
Income tax provision (5)	8,352	733	34	9,119	(8,195)	2,707	682	648	14,059	9,901
Net earnings	$ 28,539	1,630	115	$ 30,284	$ 30,935	7,618	1,571	1,863	(14,059)	$ 27,928
Net earnings per share:										
Basic	$ 0.61	0.03	0.00	$ 0.64	$ 0.69	0.17	0.03	0.04	(0.31)	$ 0.62
Diluted	$ 0.60	0.03	0.00	$ 0.64	$ 0.66	0.16	0.03	0.04	(0.30)	$ 0.60

Non-GAAP net earnings are GAAP net earnings with the following modifications: (1) elimination of the impact to revenues resulting from a change in estimate of deferred revenue; (2) elimination of share-based compensation expense and the associated payroll taxes; (3) elimination of certain acquisition and related exit costs; (4) elimination of a change to our liability of uncertain tax position due to expiration of statues of limitations and a trade name sale and (5) elimination of income tax expense associated with the change in estimate of deferred revenue, shared-based compensation and associated payroll taxes and certain acquisition and related exit costs. Non-GAAP net earnings and non-GAAP net earnings per share are not meant as a substitute for measures determined under GAAP, but are solely for informational purposes.

The following table illustrates and reconciles the GAAP net earnings with the aforementioned exclusions. The Company believes that this non-GAAP financial information are useful measures of operating performance because they exclude certain non-cash or non-ordinary course transactions.

j2 Global®

Cloud Services for Business

j2 | eFax® | eVoice® | FuseMail® | campaigner™ | KeepItSafe® | onebox®